Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Black Knight Financial Services, Inc.:
We consent to the incorporation by reference in the registration statements on Forms S-8 (No. 333-204317 and 333-205784) of Black Knight Financial Services, Inc. and subsidiaries (the Company) of our reports dated February 24, 2017, with respect to the Consolidated Balance Sheets of the Company as of December 31, 2016 and 2015, and the related Consolidated Statements of Operations and Comprehensive Earnings (Loss), Equity and Cash Flows for each of the years in the three-year period ended December 31, 2016, and the effectiveness of internal control over financial reporting as of December 31, 2016, and our report dated March 27, 2015 with respect to the Consolidated Balance Sheet of Lender Processing Services, Inc. as of January 1, 2014, and the related Consolidated Statements of Loss, Comprehensive Loss, Stockholders’ Equity and Cash Flows for the day ended January 1, 2014, which reports appear in the December 31, 2016 Annual Report on Form 10-K of the Company.
Our report dated February 24, 2017, on the Consolidated Financial Statements of the Company contains an explanatory paragraph which states that, as discussed in Note 1 to the Consolidated Financial Statements, Black Knight Financial Services, Inc. completed an initial public offering (IPO) of its stock on May 26, 2015 and contributed the net cash proceeds received from the IPO to Black Knight Financial Services, LLC in exchange for 44.5% of the units and a managing member’s membership interest in Black Knight Financial Services, LLC. Additionally, as discussed in Notes 1 and 2 to the Consolidated Financial Statements, Lender Processing Services, Inc. merged with Lion Merger Sub, Inc. on January 2, 2014, through which Lender Processing Services, Inc. became a wholly-owned subsidiary of Fidelity National Financial, Inc., which then reorganized the operations of Lender Processing Services, Inc. and contributed certain of its operations into Black Knight Financial Services, LLC on January 3, 2014. Lastly, our report dated February 24, 2017, on the effectiveness of internal control over financial reporting as of December 31, 2016, contains an explanatory paragraph that states that management has excluded from its assessment of the effectiveness of internal control over financial reporting the internal control over financial reporting of eLynx Holdings, Inc. (eLynx) and Motivity Solutions, Inc. (Motivity), which were acquired during the year, and our audit of internal control over financial reporting also excludes an evaluation of the internal control over financial reporting of eLynx and Motivity.

/s/ KPMG LLP

February 24, 2017
Jacksonville, Florida
Certified Public Accountants